Exhibit 10.6

INDEMNIFICATION PRIORITY AND

INFORMATION SHARING AGREEMENT

This INDEMNIFICATION PRIORITY AND INFORMATION SHARING AGREEMENT, dated as of April 15, 2010 (this “Agreement”), is among the funds managed by Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“CDR Manager”), set forth on Annex 1 (the “Funds”), CDR Manager, Clayton, Dubilier & Rice Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings”), Clayton, Dubilier & Rice, Inc., a Delaware company (“CDR Inc.”), and U.S. Foodservice, Inc., a Delaware corporation (including its subsidiaries, the “Company”).

WHEREAS, the Company has entered into one or more monitoring, stockholder, indemnification and other agreements (any such agreement or agreements, collectively, the “Company Indemnification Agreements”) providing for, among other things, the indemnification of and advancement of expenses incurred by the Funds, CDR Manager, Holdings, CDR Inc. and their respective directors, members, managers, partners, affiliates and controlling persons for certain matters described therein (the Funds, CDR Manager, Holdings, CDR Inc. and their respective directors, members, managers, partners, affiliates and controlling persons, collectively, the “CDR Indemnified Parties”);

WHEREAS, one or more executives of CDR Manager or its affiliates may serve as a director or officer of the Company and one or more other persons (who are not executives of CDR Manager or its affiliates) may serve as a director or officer of the Company as an appointee or designee, or as recommended to the Company by, of the Funds or CDR Manager (any such person or persons, the “CDR Indemnitees”);

WHEREAS, the CDR Indemnitees may have entered into indemnification agreements with the Company providing for indemnification and advancement of expenses for the CDR Indemnitees in connection with their service as a director or officer of the Company and the CDR Indemnitees may, in their capacities as directors or officers of the Company, be indemnified and/or entitled to advancement of expenses under (i) policies of insurance procured by the Company (“Company D&O Insurance”) and (ii) the Company’s certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other organizational documents ((i) and (ii), each, a “Company D&O Indemnity”);

WHEREAS, the Funds, CDR Manager, Holdings, CDR Inc. and/or their respective affiliates and controlling persons (in this capacity, collectively, the “CDR Indemnitors”) have (i) entered into one or more limited partnership agreements, limited liability company operating agreements and other agreements, (ii) certificates and articles of incorporation, by-laws, and other organizational documents and (iii) obtained insurance (any such agreements, documents or insurance, collectively, the “CDR Indemnification Agreements”), in each case, providing for, among other things, indemnification of and advancement of expenses for the CDR Indemnitees for, among other things, the same matters that are subject to indemnification and advancement of expenses under the Company Indemnification Agreements and the Company D&O Indemnity;

WHEREAS, the Company benefits from the portfolio company oversight provided by CDR Manager and the ability of CDR Manager to share internally portfolio company information; and

WHEREAS, the Company, the Funds and CDR Manager, Holdings and CDR Inc. wish to clarify certain matters regarding the indemnification and advancement of expenses provided under the Company Indemnification Agreements and the Company D&O Indemnity as it relates to the indemnification and advancement of expenses provided for under the CDR Indemnification Agreements and regarding portfolio company information.

NOW, THEREFORE, in consideration of the foregoing recitals and the premises hereinafter set forth, the Company, the Funds, CDR Manager, Holdings and CDR Inc. hereby agree as follows.

1. The Company hereby acknowledges and agrees that the obligation of the Company under either any Company Indemnification Agreements or the Company D&O Indemnity to indemnify or advance expenses to any CDR Indemnitee for the matters covered thereby shall be the primary source of indemnification and advancement of such CDR Indemnitee in connection therewith and any obligation on the part of any CDR Indemnitor under any CDR Indemnification Agreement to indemnify or advance expenses to such CDR Indemnitee shall be secondary to the Company’s obligation and shall be reduced by any amount that the CDR Indemnitee may collect as indemnification or advancement from the Company. It is also understood and agreed that the Company shall not be entitled to contribution or indemnification from or subrogation against any CDR Indemnitor. In the event that the Company fails to indemnify or advance expenses to a CDR Indemnitee as required or contemplated by any Company Indemnification Agreement or Company D&O Indemnity (such amounts, the “Unpaid D&O Indemnity Amounts”) and any CDR Indemnitor makes any payment to such CDR Indemnitee in respect of indemnification or advancement of expenses under any CDR Indemnification Agreement on account of such Unpaid D&O Indemnity Amounts, such CDR Indemnitor shall be subrogated to the rights of such CDR Indemnitee under any Company Indemnification Agreement or Company D&O Indemnity, as the case may be, in respect of such Unpaid D&O Indemnity Amounts.

2. The Company hereby agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify CDR Indemnified Parties under the Company Indemnification Agreements shall include any amounts expended by any CDR Indemnitor under the CDR Indemnification Agreements in respect of indemnification or advancement of expenses to any CDR Indemnitee in connection with litigation or other proceedings involving his or her service as a director or officer of the Company to the extent such amounts expended by such CDR Indemnitor are on account of any Unpaid D&O Indemnity Amounts.

3. The Company hereby agrees that it shall not impose any additional conditions, other than those expressly set forth in the Company Indemnification Agreements and the Company D&O Indemnity as of the date hereof, to indemnification and/or advancement of expenses and shall not seek or agree to any judicial or regulatory bar order that would prohibit CDR Indemnitee from enforcing such CDR Indemnitee’s rights to indemnification and/or advancement of expenses.

4. The Company hereby agrees that it will not amend any Company D&O Indemnity (a) described in clause (i) of the definition thereof as in effect on the date hereof to alter the rights of any CDR Indemnitee in any manner that would materially adversely alter any CDR Indemnitee’s rights with respect to conduct pre-dating the date of any such amendment without the consent of CDR Manager or (b) described in clause (ii) of the definition thereof as in effect on the date hereof to alter the rights of any CDR Indemnitee in any manner that would alter any CDR Indemnitee’s rights with respect to conduct pre-dating the date of any such amendment without the consent of CDR Manager.

5. The Company hereby consents to the CDR Indemnitees sharing any information such CDR Indemnitees receive from the Company with officers, directors, members, employees and representatives of CDR Manager and its affiliates (other than other portfolio companies) and to the internal use by CDR Manager and such affiliates of any information received from the Company, subject, however, to (i) CDR Manager maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable law and (ii) the recipient of such information being subject to an agreement (or being under a duty of trust or confidence) to maintain the shared information in confidence.

6. Except as otherwise provided herein, this Agreement may be amended or modified only by a writing executed by each of the parties hereto.

7. The provisions of this Agreement shall inure to the benefit and be binding upon the parties hereto and the provisions of Section 3 shall inure to the benefit of the CDR Indemnitees, all of whom are intended to be third party beneficiaries thereof.

8. This Agreement shall be governed by and construed in accordance with the laws of the state of incorporation of the Company regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the state of incorporation of the Company, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party irrevocably waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

9. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile or other electronic means shall constitute an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE HOLDINGS, L.P.

By:	Clayton, Dubilier & Rice Holdings GP, LLC, its general partner

By:	Clayton, Dubilier & Rice, Inc.,
its sole managing member

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE, INC.

By	/s/ Theresa A. Gore
Name	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

U.S. FOODSERVICE, INC.

By:	/s/ Juliette W. Pryor
Name:	Juliette W. Pryor
Title:	Executive Vice President General Counsel & Chief Ethics Officer

ANNEX 1 – CDR MANAGED FUNDS

CLAYTON, DUBILIER & RICE FUND VII, L.P.

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

CD&R PARALLEL FUND VII, L.P.

CDR USF CO-INVESTOR L.P.

CDR USF CO-INVESTOR NO. 2, L.P.